EX-32.1
           Written Statement of the Chief Financial Officer and Chief
                 Executive Officer Pursuant to 18 U.S.C.  1350

Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Chief Executive Officer of McKenzie Bay International, Ltd. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarter ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the
Securities Exchange Act  of 1934   and  that  information  contained  in  the
Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: May 6, 2004

/s/ Gary L. Westerholm
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Gary L. Westerholm
Principal Executive Officer